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                                                                 Exhibit 23.7


                     CONSENT OF INDEPENDENT ACCOUNTANTS
                     ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Homestake Mining Company of our report dated January 30, 1996 appearing on page 41 of Santa Fe Pacific Gold Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading"Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Phoenix, Arizona
January 3, 1997